ASSIGNMENT AGREEMENT
             DATED AS OF MARCH 29, 1996 BETWEEN
PAINEWEBBER INCORPORATED, a Delaware Corporation
(the "Assignor") and PAINEWEBBER CAPITAL, INC.
a Delaware corporation (the "Assignee")

     In consideration fo the sum of Ten Dollars ($10) and other good and valuable consideration in hand paid by the Assignee to the Assignor, the receipt and sufficiency of which is hereby acknowledge by the Assignor, and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. The Assignor hereby assigns and transfers to the Assignee and its successors and assigns, forever, all the right, title and interest of the Assignor in and to 553,601 shares of common stock, par value $.01 per share (the "Common Stock") of Kash n' Karry Food Stores, Inc.

     TO HAVE AND TO HOLD the same unto the Assignee and its successors and assigns, forever.

     2. The Assignee does hereby accept such assignment and transfer and agrees to perform all obligations on the part of the Assignor to be performed in respect to the Common Stock.

     3. This Assignment Agreement and the covenants and agreements herein contained shall inure to the benefit of and shall bind the Assignor, the Assignee and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed in their respective corporate names by their corporate officers thereunto duly authorized and their respective corporate seals to be hereunto affixed and duly attested all as of the date first above written.


                                             PAINEWEBBER INCORPORATED

                                             By /S/
                                                -------------------------


(CORPORATE SEAL)

Attest:

/S/ DOROTHY F. HAUGHEY
- -----------------------
Secretary

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                                              PAINEWEBBER CAPITAL, INC.

                                              By /S/
                                                 ----------------------

(CORPORATE SEAL)

Attest:

/S/ DOROTHY F. HAUGHEY
- -----------------------
Secretary